EXHIBIT 99.1

American Apparel Board Suspends Dov Charney as CEO
and Declares Intent to Terminate Him for Cause;
Names John Luttrell as Interim CEO

Allan Mayer and David Danziger Elected Co-Chairmen of Board

LOS ANGELES, June 18, 2014 -- The Board of Directors of American Apparel, Inc. (NYSE MKT: APP) today voted to replace Dov Charney as Chairman and notified him of its intent to terminate his employment as President and CEO for cause. It is expected that the termination will be effective following a 30-day cure period required under the terms of Mr. Charney’s employment agreement.

The Board suspended Mr. Charney from his positions as President and CEO, effective immediately, pending the expiration of the cure period. At the same time, the Board appointed John Luttrell as Interim Chief Executive Officer. Mr. Luttrell, who has been with American Apparel since February 2011 and currently serves as Executive Vice President and Chief Financial Officer, will continue in those positions as well. Prior to joining American Apparel, Mr. Luttrell served as Executive Vice President and Chief Financial Officer of Old Navy, The Wet Seal and Cost Plus.

Also effective immediately, the Board appointed Allan Mayer and David Danziger as Co-Chairmen to replace Mr. Charney as Chairman of the Board. In accordance with the terms of his employment agreement, the Board intends to request Mr. Charney’s resignation as a member of the Board concurrently with the effective time of his termination.

Mr. Mayer, who has been a member of the Board since the company went public in 2007 and has served as its lead independent director for the past three years, said the Board’s decision to replace Mr. Charney grew out of an ongoing investigation into alleged misconduct.

“We take no joy in this, but the Board felt it was the right thing to do,” Mr. Mayer said. “Dov Charney created American Apparel, but the Company has grown much larger than any one individual and we are confident that its greatest days are still ahead.”

“The Board is working with a search firm to identify candidates for the job of permanent CEO and, based on our initial discussions with the search firm, we expect the list of possible successors will be impressive,” said Mr. Danziger, who has chaired the Board’s Audit Committee since 2011.

“We have one of the best known and most relevant brands in the world, with employees who are second to none; I believe we have a very exciting future,” said Mr. Luttrell. “Our core business-designing, manufacturing, and selling American-made branded apparel-is strong and continues to demonstrate great potential for growth, both in the U.S. and abroad. This new chapter in the American Apparel story will be the most exciting one yet.”

Mr. Luttrell said American Apparel would remain committed to its sweatshop-free, Made in USA manufacturing philosophy.

As a result of the management changes, the Company may have been deemed to have triggered an event of default under its credit agreements and will be in discussions with its lenders for a waiver of the default. Additional details are provided in the Company’s Form 8-K filing with the Securities and Exchange Commission, dated June 18, 2014.

About American Apparel
American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of May 31, 2014, American Apparel had approximately 10,000 employees and operated 249 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Australia, Japan, South Korea, and China. American Apparel also operates a global e-commerce site that serves over 60 countries worldwide at http://www.americanapparel.com. In addition, American Apparel operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition and liquidity including the impact of compliance with, and availability under, our debt instruments, results of operations, and future business plans and expectations, including statements related to our ability to obtain waivers of any default under our credit agreements resulting from management changes, the effect of, and our expectations with respect to, the operation of our new distribution center and future cost, inventory and sales impacts related thereto. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: our ability to generate or obtain from external sources sufficient liquidity for operations and debt service; our financial condition, operating results and projected cash flows; consequences of our significant indebtedness, including our relationship with our lenders and our ability to comply with our debt agreements and generate cash flow to service our debt, and the risk of acceleration of borrowings thereunder as a result of noncompliance; disruptions in the global financial markets; our ability to maintain compliance with the exchange rules of the NYSE MKT, LLC; adverse changes in our credit ratings and any related impact on financial costs and structure; continued compliance with U.S. and foreign government regulations, legislation, and regulatory environments, including environmental, immigration, labor, and occupational health and safety laws and regulations; loss of U.S. import protections or changes in duties, tariffs and quotas, and other risks associated with our foreign operations and foreign supply sources, including disruption of markets and foreign supply sources; changes in import and export laws, currency restrictions, and currency exchange rate fluctuations; the highly competitive and evolving nature of our business in the U.S. and internationally; changes in the level of consumer spending or preferences or demand for our products; our ability to pass on the added cost of raw materials and labor to customers; our ability to attract customers to our stores; the availability of store locations at appropriate terms and our ability to identify locations and negotiate new store leases effectively and to open new stores and expand internationally; loss or reduction in sales to our wholesale or retail customers or financial nonperformance by our wholesale customers; risks that our suppliers or distributors may not timely produce or deliver our products; changes in the cost of materials and labor, including increases in the price of raw materials in the global market and increases in minimum wage; our ability to effectively carry out and manage our strategy, including growth and expansion both in the U.S. and internationally; technological changes in manufacturing, wholesaling, or retailing; our ability to successfully implement our strategic, operating, financial and personnel initiatives; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; our ability to maintain the value and image of our brand and protect our intellectual property rights; our ability to improve manufacturing efficiency at our production facilities; our ability to operate our distribution facility located in La Mirada, California without further unanticipated costs or negative sales impacts, including the ability to achieve, as and when planned, labor cost reductions; location of our facilities in the same geographic area; the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact our cash flow and liquidity, and our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; our ability to effectively manage inventory levels; our ability to renew leases at existing locations on economic terms; risks associated with the recent downturn in apparel spending in the United States; litigation and other inquiries and investigations, including the risks that we, our officers, or directors in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverage; tax assessments by domestic or foreign governmental authorities, including import or export duties on our products and the applicable rates for any such taxes or duties; the adoption of new accounting standards or changes in interpretations of accounting principles; seasonality and fluctuations in comparable store sales and wholesale net sales and associated margins; general economic conditions, including increases in interest rates, geopolitical events, other regulatory changes and inflation or deflation; disruptions due to severe weather or climate change; disruptions due to earthquakes, flooding, tsunamis or other natural disasters; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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